UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☐	Soliciting Material Pursuant to §240.14a-12

HEARTWARE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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June 11, 2009
Dear Stockholder:
You are cordially invited to attend this year’s annual meeting of stockholders to be held on July 30, 2009, at 9:00 A.M., Australian Eastern Standard Time, at The Westin Sydney, 1 Martin Place, Sydney, New South Wales 2000, Australia (being 7:00 P.M., U.S. Eastern time on July 29, 2009).
The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are furnishing the proxy materials over the Internet, and are mailing to our stockholders (including holders of CHESS Depository Interests, or CDIs) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2009 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Notice also provides instructions on how to vote (or, for CDI holders, direct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN, to vote) online (for CDI holders), in person, by proxy card or via the CDI Voting Instruction Form and includes instructions on how to receive a paper or email copy of the proxy materials. If you request to receive your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report on Form 10-K, proxy card and CDI Voting Instruction Form will be enclosed.
Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote your shares (or direct CDN to vote if you hold your shares in the form of CDIs) online (for CDI holders) or as described in the proxy materials, or, if you received a paper copy of the proxy card or CDI Voting Instruction Form by mail, you may mark, sign, date and return the proxy card to Computershare Trust Company, N.A., P.O. Box 43070, Providence RI 02940-3070 or return the CDI Voting Instruction Form to Computershare Investor Services Pty Limited, GPO Box 242 Melbourne Victoria, Australia 3001. Instructions regarding each method of voting are provided on the proxy card or, for CDI holders, on the CDI Voting Instruction Form. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. If you are a CDI holder, please follow the instructions on the CDI Voting Instruction Form or to vote your CDIs online at www.investorvote.com.au.
We look forward to seeing you at the annual meeting.

Sincerely yours,

Douglas Godshall
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 30, 2009 (Australian Eastern Standard Time)
TO THE STOCKHOLDERS:
Notice is hereby given that the annual meeting of stockholders of HeartWare International, Inc., a Delaware corporation, will be held on July 30, 2009, at 9:00 A.M., Australian Eastern Standard Time (being 7:00 P.M., U.S. Eastern time on July 29, 2009), at The Westin Sydney, 1 Martin Place, Sydney, New South Wales 2000, Australia, for the following purposes:
1. To elect a class of two directors, identified in the accompanying proxy statement, to hold office until our annual meeting of stockholders to be held in 2012 and until his or her successor is duly elected and qualified;
2. To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2009;
3. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 34,285 restricted stock units to Douglas Godshall on the terms set out in the accompanying proxy statement;
4. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 2,250 restricted stock units to C. Raymond Larkin, Jr., on the terms set out in the accompanying proxy statement; and
5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
The board of directors recommends that stockholders vote FOR Proposals 1, 2, 3 and 4 (excluding Douglas Godshall and C. Raymond Larkin, Jr., who abstain from making a recommendation with respect to Proposal 3 and 4 respectively due to their personal interest in these Proposals). Stockholders of record as of the close of business on June 9, 2009 (U.S. Eastern time), the record date for the meeting, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. Record holders of CHESS Depositary Interests, or CDIs, as of the close of business on June 9, 2009 (US Eastern time), the record date for the meeting, are entitled to receive notice of and to attend the meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN, to vote the shares underlying their CDIs by following the instructions on the CDI Voting Instruction Form or voting online at www.investorvote.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of CDI holders at the meeting in accordance with the instructions received via the CDI Voting Instruction Form or online.
The Proxy Statement that accompanies and forms part of this notice of meeting provides information in relation to each of the matters to be considered. This notice of meeting and the Proxy Statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their accountant, solicitor or other professional adviser prior to voting.

By order of the Board of Directors,

David McIntyre
Secretary
June 11, 2009

IMPORTANT: Please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet (for CDI holders) to assure that your shares are represented at the meeting. If you have downloaded or received a paper copy of the proxy card or CDI Voting Instruction Form by mail, you may mark, sign, date and return the proxy card or CDI Voting Instruction Form to the address specified. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.investorvote.com.au and may not vote in person.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2009 (Australian Eastern Standard Time): A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card, CDI Voting Instruction Form and Annual Report on Form 10-K and amendment thereto, may be viewed and printed at http://ir.heartware.com/phoenix.zhtml?c=187755&p=irol-sec.

HEARTWARE INTERNATIONAL, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 30, 2009
(AUSTRALIAN EASTERN STANDARD TIME)

The accompanying proxy is solicited by the Board of Directors of HeartWare International, Inc., a Delaware corporation (the “Company”), for use at its annual meeting of stockholders to be held on July 30, 2009 (Australian Eastern Standard Time), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting, Proxy Statement, Proxy Card, CDI Voting Instruction Form and Annual Report on Form 10-K related to the annual meeting are available at http://ir.heartware.com/phoenix.zhtml?c=187755&p=irol-sec. A Notice of Internet Availability of Proxy Materials is being mailed to our stockholders on or about June 12, 2009.
SOLICITATION AND VOTING
Voting Rights and Outstanding Shares
Only those stockholders of record as of the close of business on June 9, 2009 (U.S. Eastern time), the record date, will be entitled to vote at the annual meeting and any adjournment or postponement thereof. Those persons holding CHESS Depositary Interests, or CDIs, are entitled to receive notice of and attend the annual meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN, to vote at the annual meeting by following the instructions on the CDI Voting Instruction Form or voting online at www.investorvote.com.au and instructing CDN to vote on their behalf at the meeting.
As of that time, we had 8,868,102 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder as of the close of business on the record date is entitled to one vote for each share of common stock held by such stockholder. Each CDI holder is entitled to direct CDN to vote one vote for every 35 CDIs held by such holder. A majority of the outstanding shares of our common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, instructions to withhold authority to vote for a director nominee, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary voting authority and has not received instructions as to how to vote on a particular proposal) will each be counted as present and entitled to vote for purposes of determining whether a quorum is present.
Vote Required
If a quorum is present, the two nominees receiving the highest numbers of votes cast will be elected directors. Instructions to withhold authority to vote for a director nominee and broker non-votes will not be counted as votes cast and will have no effect on the election of directors.
The affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote on the matters at the annual meeting is required to (i) approve the ratification of the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2009, (ii) approve the grant of 34,285 restricted stock units to Douglas Godshall on the terms set out in this proxy statement, and (iii) approve the grant of 2,250 restricted stock units to C. Raymond Larkin, Jr., on the terms set out in this proxy statement. Abstentions will not be counted as affirmative votes and will have the same effect as AGAINST votes. Broker non-votes will not be counted as entitled to vote and will have no effect on the outcome of such proposals.

Any votes cast by persons excluded from voting on Proposal 3 and 4 as set out below will be disregarded except to the extent that such votes are cast:
•	by that person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or
•	by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.
Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition to soliciting stockholders through our employees, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to solicit the beneficial owners and will reimburse them for their reasonable expenses in so doing. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone or otherwise, without additional compensation.
Voting Instructions
All shares of our common stock represented by properly executed proxies received before or at the meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on the proxy, the shares will be voted as the proxy holder nominated on the proxy form determines, or, if no person is nominated, as our board of directors recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of HeartWare International, Inc., 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701, a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.
Stockholders whose shares are registered in their own names may vote by returning a proxy card or voting in person at the meeting. Specific instructions to be followed by any CDI holder interested in directing CDN to vote via the Internet are set forth on the CDI Voting Instruction Form. The Internet voting procedures for CDI holders are designed to authenticate the CDI holder’s identity and to allow the CDI holder to direct CDN to vote his or her shares and confirm that his or her voting instructions have been properly recorded.
Special Instructions for CDI Holders
Our CDI holders of record as of the close of business on June 9, 2009 (U.S. Eastern time), the record date for the meeting, will be entitled to receive notice of and attend the meeting and any adjournment or postponement thereof, and may direct CDN to vote their underlying shares at the meeting by following the instructions in the enclosed CDI Voting Instruction Form and voting online at www.investorvote.com.au or by returning the CDI Voting Instruction Form to Computershare, being the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 9:00 A.M. on July 28, 2009 Australian Eastern Standard Time in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions. If you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Computershare, no later than 9:00 A.M. on July 28, 2009 Australian Eastern Standard Time, a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.
CDI holders may attend the meeting, but cannot vote in person at the meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Prior to our redomiciliation from Australia to Delaware in November 2008, the Board of Directors of our predecessor, HeartWare Limited, was not classified and consisted of eight members: Robert Thomas, Denis Wade, Christine Bennett, Robert Stockman, Seth Harrison, Douglas Godshall, Timothy Barberich and C. Raymond Larkin, Jr. Since the redomiciliation in November 2008, our Board of Directors has comprised the same eight individuals but is divided into three classes: Christine Bennett and Denis Wade serving as Class I Directors, Douglas Godshall, Seth Harrison and Robert Stockman serving as Class II Directors, and Timothy Barberich, C. Raymond Larkin, Jr. and Robert Thomas serving as Class III Directors. Class I Directors, Class II Directors and Class III Directors are serving an initial term expiring at our annual meeting of stockholders held in 2009, 2010 and 2011, respectively.
The term of Class I Directors expires on the date of the annual meeting to be held on July 30, 2009 (Australian Eastern Standard Time). Accordingly, two persons are to be elected to serve as Class I Directors of the Board of Directors at the meeting. Management’s nominees for election by the stockholders to those two positions are the current Class I Directors, Christine Bennett and Denis Wade. If elected, the nominees will serve as Class I Directors until our annual meeting of stockholders in 2012 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominees as we may designate.
If a quorum is present, the two nominees for Class I Directors receiving the highest numbers of votes cast will be elected as Class I Directors. Instructions to withhold authority to vote for a director nominee and broker non-votes will not be counted as votes cast and will have no effect on the election of directors.
The Board of Directors recommends a vote “FOR” the nominees named above.
The following table sets forth information regarding our current directors, including the nominees for Class I Directors to be elected at this meeting.

Name	Age	Position
Robert Thomas	64	Chairman and Director
Seth Harrison	48	Deputy Chairman and Director
Douglas Godshall	44	Director, President and Chief Executive Officer
Christine Bennett	53	Director
Denis Wade	71	Director
Robert Stockman	55	Director
Timothy Barberich	61	Director
C. Raymond Larkin, Jr.	60	Director
Biographical Summaries
Robert Thomas. Mr. Thomas has been a director and non-executive chairman of HeartWare Limited and subsequently HeartWare International, Inc., since November 2004. He is currently a director of a number of Australian public companies, including Virgin Blue Holdings Limited and Tower Australia Limited. Between October 2004 and September 2008, Mr. Thomas was a consultant to Citigroup Corporate and Investment Bank and was Chairman of Global Corporate and Investment Bank, Australia and New Zealand of Citigroup Global Markets Australia Pty Limited between March 2003 and September 2004. Prior thereto, Mr. Thomas was CEO of Citigroup’s (formerly known as Salomon Smith Barney) Corporate and Investment Bank, Australia and New Zealand from October 1999 until February 2003. Mr. Thomas holds a Bachelor of Economics from Monash University, Australia. He is currently Chairman of the Securities Derivatives Industry Association of Australia and is a Master Stockbroker and has also been a member of the Securities Institute of Australia for almost four decades and a Fellow for a decade.
Seth Harrison. Dr. Harrison has been a director and deputy chairman and non-executive director of HeartWare Limited and subsequently HeartWare International, Inc., since November 2004 and was Chief Executive Officer of HeartWare, Inc. from July 2003 through November 2004. Since September 1999, Dr. Harrison has been Managing General Partner of Apple Tree Partners I, L.P., an early stage life sciences venture capital firm, which is our major shareholder. Prior to September 1999, he held senior executive positions with Oak Investment Partners, Sevin Rosen Funds and Nazem & Company. Dr. Harrison received a Bachelor of Arts from Princeton University. He received his medical degree and a Masters of Business Administration from Columbia University and completed a surgery internship at Columbia Presbyterian Hospital in New York. He serves on the board of and chairs the Finance Committee of the International Partnership for Microbicides, a Rockefeller Foundation/Gates Foundation-sponsored public-private partnership engaged in the development of anti-HIV microbicides. Dr. Harrison is also Vice Chairman of the Board of Trustees of the New York Studio School for Drawing, Painting and Sculpture.

Douglas Godshall. Mr. Godshall has been the Chief Executive Officer of HeartWare Limited and subsequently HeartWare International, Inc., since September 2006 and became a director of HeartWare Limited and subsequently HeartWare International, Inc., in October 2006. Prior to joining HeartWare Limited, Mr. Godshall served in various executive and managerial positions at Boston Scientific Corporation, where he had been employed since 1990, including as a member of Boston Scientific’s Operating Committee and since January 2005, as President, Vascular Surgery. Prior thereto, Mr. Godshall spent five years as Vice President, Business Development, at Boston Scientific, where he was focused on acquisition strategies for the cardiology, electrophysiology, neuroradiology and vascular surgery divisions. Mr. Godshall has a Bachelor of Arts in Business from Lafayette College and Masters of Business Administration from Northeastern University in Boston, Massachusetts.
Christine Bennett. Dr. Bennett has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since December 2004. In June 2008 Dr. Bennett was appointed to her current position as Chief Medical Offcier, Bupa Australia Limited, Australia’s largest privately operated health insurer and a business of the Bupa Group a global health and care company. Dr. Bennett also holds the position of Chair of the National Health and Hospitals Reform Commission appointed by the Prime Minister of Australia in February 2008 to prepare a longterm reform plan for the Australian health system by June 2009. Previously Dr. Bennett was Group Executive, Health and Financial Solutions and Chief Medical Officer of MBF Australia Limited. Prior thereto, Dr. Bennett held the position of Chief Executive Officer and Managing Director of Research Australia, a national body of Australian organizations and companies that are committed to making health and medical research a higher national priority in Australia and globally, from September 2002 to May 2006. Dr. Bennett has also been the Chief Executive Officer and Managing Director of Total Healthcare Enterprises Limited from September 2001 to August 2002, a partner of KPMG Australia in the health and life sciences area from May 2000 to September 2001 and Chief Executive Officer of Westmead Hospital and Health Service in Sydney from May 1997 to May 2000. Dr. Bennett has over thirty years experience in the Australian health sector in senior executive, strategic and clinical roles. Specifically, Dr. Bennett brings substantial experience as a specialist clinician, strategist and planner and chief executive in both the public and private sectors. Dr. Bennett holds a Bachelor of Medicine and Surgery (from the University of Sydney, Australia), Master of Paediatrics (from the University of New South Wales, Australia) and is a Fellow of the Royal Australasian College of Physicians.
Denis Wade. Dr. Wade has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since December 2004. From 1998 until his retirement in 2003, Dr. Wade was Managing Director of Johnson & Johnson Research Pty Ltd, a research arm of Johnson & Johnson. Dr. Wade is the former Foundation Professor of Clinical Pharmacology at the University of New South Wales in Australia. Dr. Wade also serves on industry bodies in Australia, is a former President of the Australian Society of Clinical and Experimental Pharmacology and has held senior positions in the International Union of Pharmacology, serving as Chairman of the Clinical Pharmacology Section. Dr. Wade holds a Bachelor degree in Medicine and Surgery from the University of New South Wales (Australia) and a Doctorate in Philosophy from Oxford (in the United Kingdom). He was awarded an Honorary Doctorate in Science from the University of New South Wales. He is a Fellow of the Royal Australasian College of Physicians, the Australian Institute of Company Directors and the Australian Academy of Technological Sciences and Engineering.
Robert Stockman. Mr. Stockman has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since December 2006. Since 1999, Mr. Stockman has been the President and Chief Executive Officer of Group Outcome LLC, a U.S.-based merchant banking firm which deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. He is also the co-founder and Chairman of REVA Medical, Inc., an interventional coronary medical device company. Prior to establishing Group Outcome LLC, Mr. Stockman spent eighteen years with Johnston Associates and Narragansett Capital Corporation, where he focused on venture capital investments in healthcare. Mr. Stockman holds a Bachelors Degree from Harvard College and a Master in Business Administration from The Tuck School at Dartmouth College.

Timothy Barberich. Mr. Barberich has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since April 2008. He is the founder and former president, chief executive officer and chairman of Marlborough, Massachusetts-based Sepracor Inc., a publicly traded pharmaceutical company. He founded Sepracor in 1984 and was president and chief executive officer through 1999 when he also became chairman. He retired in May 2007 but remains Sepracor’s chairman. He also serves on the boards of BioSphere Medical, Gemin X Biotechnologies, Resolyx Pharmaceuticals and serves on the Board of Trustees of Boston Medical Center. Prior to founding Sepracor, Mr. Barberich spent 10 years as a senior executive at Bedford, Massachusetts-based Millipore Corporation, a company that provides separations products to the life science research, pharmaceutical, biotechnology and electronic markets. Mr. Barberich is a graduate of Kings College. He holds a Bachelors of Science degree in Chemistry.
C. Raymond Larkin, Jr. Mr. Larkin has been a director of HeartWare Limited and subsequently HeartWare International, Inc., since October 2008. He is chairman of Align Technology, Inc. (Nasdaq:ALGN) and Novasys Medical, Inc. Align Technology is engaged in the design, manufacture and marketing of novel orthodontic products. Novasys Medical is a privately held company focused on the development of innovative therapies in women’s health. He is also a director of Neuropace, a privately held company developing implantable devices for treating neurological disorders, and TherOx, a company focused on treating oxygen-deprived tissue in heart-attack victims. He is also a Venture Partner at Cutlass Capital, a healthcare venture capital firm, and an Executive Committee Member at Synecor, an incubator of innovative early stage medical technologies. Mr. Larkin spent some 15 years with critical care device company Nellcor, which he joined in 1983 as Vice President Sales and Marketing. He was appointed President and Chief Executive Officer of Nellcor in 1989. Larkin subsequently served as Chairman and Chief Executive Officer of Eunoe, Inc., a company focused on neurological disorders, until it was acquired by Integra LifeSciences Holdings Corporation in 2005.
CORPORATE GOVERNANCE
Director Independence
We were not listed on any US national securities exchange or inter-dealer quotation system during the fiscal year ended December 31, 2008 but chose the NASDAQ listing standards to determine whether our directors are independent. Under such standards, our Board of Directors has determined that six of our directors (Robert Thomas, Denis Wade, Christine Bennett, Robert Stockman, Timothy Barberich and C. Raymond Larkin, Jr.) are, and the other two directors (Seth Harrison and Douglas Godshall) are not, independent directors.
Board and Committee Meetings
Prior to our redomiciliation from Australia to Delaware in November 2008, the Board of Directors of our predecessor, HeartWare Limited, had an Audit & Compliance Committee (consisting of Christine Bennett (Chairman), Robert Thomas and Denis Wade) and a Nomination & Remuneration Committee (consisting of Robert Thomas (Chairman), Seth Harrison, Denis Wade and Christine Bennett). Following the redomiciliation, our Board of Directors has appointed three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.
During the fiscal year ended December 31, 2008, our Board of Directors held 10 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 1 meeting and the Nominating and Governance Committee which was convened following our redomiciliation held no meetings. In addition, during the fiscal year ended December 31, 2008, the non-executive directors of our Board of Directors held one meetings. The foregoing numbers of meetings included those held by the Board of Directors, the Audit & Compliance Committee (deemed the Audit Committee for purposes of such calculation), the Nomination & Remuneration Committee (deemed the Compensation Committee for purposes of such calculation) and the non-executive directors of our predecessor, HeartWare Limited, during the pre-redomiciliation period in 2008.
All directors attended more than 90% of the meetings described above of the Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee on which they are members, and none of them attended fewer than 75% of such meetings. We do not have a formal policy regarding directors’ attendance at our annual meeting of shareholders, however, 3 of the then-current six directors attended the last annual general meeting of our predecessor, HeartWare Limited.

The number of meetings attended by each of the directors during the fiscal year ended December 31, 2008 is as follows:

			Non-										Nominating
			Executive							Committee Meetings			and
	Directors’		Directors’				Audit			Compensation			Governance
Names	Meetings		Meetings				Committee			Committee			Committee
	A	B	A		B		A		B	A		B	A		B
Robert Thomas	10	10	1		1		4		4	1		1	—		—
Seth Harrison	10	10	1		1		—		—	1		1	—		—
Denis Wade	10	10	1		1		4		4	1		1	—		—
Christine Bennett	10	9	1		1		4		4	1		1	—		—
Douglas Godshall	10	10		*		*	—		—	—		1	—		—
Robert Stockman	10	10	1		1		2	#	2	—		1	—		—
Timothy Barberich	7	7	1		1		—		—	1	#	1	—		—
C. Raymond Larkin, Jr.	3	3	1		1		—		—	—		—	—	#	—

A	— Number of meetings held during the time the director held office during the year.

B	— Number of meetings attended.

*	— Not a member of the relevant committee during any time of fiscal 2008.

#	— Designates the current chair of the relevant committee.
Audit Committee
The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements in accordance with the best practice recommendations set by the ASX Corporate Governance Council. The Audit Committee also reviews the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor. The Audit Committee is governed by a written charter approved by our Board of Directors, a copy of which is available from the corporate governance section of our website at www.heartware.com.
The Audit Committee currently consists of Robert Stockman (Chairman), Christine Bennett, Robert Thomas and Denis Wade, all of whom are “independent” as defined by applicable SEC rules, the NASDAQ listing standards and the best practice recommendations set by the ASX Corporate Governance Council. Our Board of Directors has determined that Mr. Stockman qualifies as an “audit committee financial expert” as defined under the SEC rules.
The Report of the Audit Committee is set forth immediately following Proposal No. 2.
Compensation Committee
The Compensation Committee supervises and reviews the affairs of the Company as they relate to the compensation and benefits of executive officers of the Company. In carrying out these responsibilities, the Compensation Committee reviews all components of executive compensation for consistency with the Company’s compensation philosophy and with the interests of the Company’s stockholders. The Compensation Committee is governed by a written charter approved by our Board of Directors, a copy of which is available from the corporate governance section of our website at www.heartware.com.
The Compensation Committee currently consists of Timothy Barberich (Chairman), Denis Wade, Robert Thomas and Christine Bennett, all of whom are “independent” as defined by the NASDAQ listing standards.
The Compensation Committee oversees our executive officer and director compensation program. The Compensation Committee advises our Board of Directors on compensation policies and practices generally, makes specific recommendations on compensation packages and other terms of employment for our senior executives and non-executive directors and considers recommendations from senior management regarding amendments to existing employee entitlements. In order for the Compensation Committee to make recommendations to the Board of Directors regarding compensation and incentive packages, the Compensation Committee requests that senior management obtain information on behalf of the Compensation Committee in order to assist the Compensation Committee with its decision-making. The Board of Directors considers the recommendations of the Compensation Committee and makes the final determination of compensation. When negotiating and determining compensation levels for its executives, the Company considers the relevant executive’s compensation level prior to joining the Company as well as wider medical device industry compensation practices, especially those compensation practices adopted by other development-stage companies. The Company also considers each executive’s current or anticipated future contribution, responsibilities, previous experience, perceived importance to the Company, work ethic and seniority following commencement with the Company. In addition, in order to assess the appropriateness of our compensation practices, the Company retained an external compensation consultant to assist in reviewing executive compensation in 2007.

Nominating and Governance Committee
The Nominating and Governance Committee oversees the director nomination and corporate governance matters of the Company. Its primary responsibilities are to: (i) identify individuals qualified to become board members; (ii) select, or recommend to the Board of Directors, director nominees for each election of directors; (iii) develop and recommend to the Board of Directors criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and (vi) provide oversight in the evaluation of the Board of Directors and each committee. The Nominating and Governance Committee is governed by a written charter approved by our Board of Directors, a copy of which is available from the corporate governance section of our website at www.heartware.com.
The Nominating and Governance Committee currently consists of C. Raymond Larkin, Jr. (Chairman), Robert Thomas and Timothy Barberich, all of whom are “independent” as defined by the NASDAQ listing standards.
Following our redomiciliation from Australia to Delaware in November 2008, our stockholders who desire to nominate a director, must comply with, among others, the advance notice procedures set forth in the Company’s Bylaws adopted by our Board of Directors pursuant to Delaware General Corporation Law. Generally, in order to nominate directors at an annual meeting of stockholders, a stockholder must provide the Company’s Secretary with a written notice containing certain required information at least 120 calendar days in advance of the first anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. In order to nominate directors at a special meeting of stockholders for the election of directors, the stockholder notice must be delivered to our secretary not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.
Code of Business Conduct and Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics which meets the definition of “code of ethics” under the SEC rules. The Code of Business Conduct and Ethics applies to our principal executive officer, principal financial officer, principal accounting officer and other officers, employees and directors of the Company. A copy of the Code of Business Conduct and Ethics is available from the corporate governance section of the Company’s website at www.heartware.com.
Communications with Directors
Our Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The chairman of our Audit Committee will be primarily responsible for monitoring communications from stockholders and other interested parties and will provide copies or summaries of such communications to the other directors as he considers appropriate.
Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chairman of the Audit Committee considers to be important for the directors to know.
Stockholders and other interested parties who wish to send communications on any topic to the Board of Directors should address such communications to chairman of the Audit Committee at our principal executive offices.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as our independent auditors for its fiscal year ending December 31, 2009. Grant Thornton has acted in such capacity since its appointment in fiscal year 2006. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular firm of independent auditors the Audit Committee takes into account the views of management. A representative of Grant Thornton is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
The following table sets forth the aggregate fees billed to HeartWare International, Inc. or our predecessor, HeartWare Limited, for the fiscal years ended December 31, 2008 and 2007 by our independent auditors Grant Thornton LLP.

	2008	2007
Audit Fees (1)	$218,002	$220,885
Audit-related Fees (2)	59,254	24,164
Tax Fees (3)	10,181	16,402
	$287,437	$261,451

(1)	Audit fees are fees on an accrual basis for professional services rendered in connection with our annual audit, interim reviews, statutory filings and registration statements. Fees billed in 2007 include fees to Grant Thornton LLP in the US and Grant Thornton NSW in Australia.

(2)	Audit-Related fees include services related to assistance with compliance with regulatory requirements and other services, including redomiciliation to the United States.

(3)	Tax fees are fees for tax services related to tax compliance, tax planning and tax advice.
Audit Committee’s Pre-Approval Policy
It is the Audit Committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent auditors. In situations where it is not possible to obtain full Audit Committee approval, the Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting.
Vote Required and Board of Directors Recommendation
Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote.
The Board of Directors unanimously recommends a vote “FOR” the approval of Proposal No. 2.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, the financial reporting process and the preparation of our consolidated financial statements. Our Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the financial statements.
In this context, the Audit Committee has met and held discussions with management and Grant Thornton, the Company’s Independent Registered Public Accounting Firm, on at least a quarterly basis. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Independent Registered Public Accounting Firm. The Audit Committee meets with management and the Independent Registered Public Accounting Firm together and individually, as required, at each meeting. The Audit Committee discussed with the Independent Registered Public Accounting Firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.
During 2008, the Audit Committee reviewed management’s documentation for maintaining adequate internal controls over financial reporting to meet continuing compliance requirements under Section 404 of the Sarbanes-Oxley Act of 2002. Based upon its assessment, management concluded that, as of December 31, 2008, the Company’s internal control over financial reporting was effective.
In addition, the Audit Committee has discussed with the Independent Registered Public Accounting Firm the accountants’ independence from the Company and its management, and has received the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees).
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the 2008 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Robert Stockman (Chairman)
Christine Bennett
Robert Thomas
Denis Wade

PROPOSAL NO. 3
APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO DOUGLAS GODSHALL
Our CHESS Depository Interests, or CDIs, each representing one thirty-fifth of a share of our common stock, are listed on the Australian Securities Exchange, or ASX.
ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of 34,285 restricted stock units as described below to Douglas Godshall, director and Chief Executive Officer of the Company, on the terms set out in this proxy statement.
On August 14, 2008, the Board of Directors of our predecessor, HeartWare Limited, announced that it proposed to grant 1,200,000 performance rights to Mr. Godshall under the HeartWare Limited Performance Rights Plan, subject to obtaining stockholder approval for the grant at the next annual general meeting. As a result of the redomiciliation of the HeartWare group from Australia to Delaware in November 2008, HeartWare International, Inc. issued one restricted stock unit for every 35 performance rights held by Performance Rights Holders under its Restricted Stock Unit Plan. Accordingly, to reflect this exchange ratio, the Company has agreed to issue to Mr. Godshall 34,285 restricted stock units under the HeartWare International Restricted Stock Unit Plan (the “Plan”) in place of the 1,200,000 performance rights to which he would otherwise have been entitled, subject to stockholder approval at the Annual Meeting. Upon vesting, each restricted stock unit will be exercised automatically and settled, and Mr. Godshall will receive one share of common stock or equivalent CDIs of the Company in settlement of each vested restricted stock unit pursuant to the terms of the Plan.
The principal terms of the 34,285 restricted stock units to be granted to Douglas Godshall are as follows:
(a) Grant Price: There is no consideration payable for the grant of the restricted stock units.
(b) Exercise Price: There is no consideration payable on the vesting or exercise of the restricted stock units. The restricted stock units are exercised automatically and settled in one share of common stock of the Company upon vesting.
(c) Performance Hurdles: The restricted stock units are not exercisable unless certain performance hurdles have been achieved. The restricted stock units to be granted to Mr. Godshall will vest in three tranches:
•	vesting for the first tranche, representing 50% of the total allotment, occurs on the completion of enrollment of the Company’s Bridge-to-Transplant clinical trial in the United States;
•	vesting for the second tranche, representing 25% of the total allotment, occurs on the one year anniversary of the completion of enrollment of the Company’s Bridge-to-Transplant clinical trial in the United States; and
•	vesting for the third tranche, representing 25% of the total allotment, occurs on the receipt by the Company from the US Food & Drug Administration of pre-market approval for use of the HVAD pump as a Bridge-to-Transplant therapy in the United States.
In addition, the restricted stock units will immediately vest upon the occurrence of a change in control event (as defined in the Plan), the death of Mr. Godshall or Mr. Godshall ceasing to be employed by the HeartWare group by reason of disability or retrenchment.

(d) Lapsing of Restricted Stock Units: The restricted stock units will lapse in circumstances where:
(i)	the restricted stock units have been exercised and settled;
(ii)	the performance criteria attaching to the restricted stock units have not been met before the end of the performance period (as defined in the Plan);
(iii)	Mr. Godshall has acted fraudulently, dishonestly or in a manner which is in breach of his obligations to the HeartWare group;
(iv)	Mr. Godshall ceases to be employed by the HeartWare group on the date for final exercise of the restricted stock units (as defined in the Plan);
(v)	there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the stock units will occur.
As required by ASX Listing Rule 10.15A, the Company discloses the following:
•	Mr. Godshall is a director and the Chief Executive Officer of HeartWare International, Inc.;
•	the maximum aggregate number of restricted stock units which may be granted to Mr. Godshall and Mr Larkin (see Proposal No. 4 below) is 36,535 (being a maximum of 34,285 for Mr. Godshall and a maximum of 2,250 for Mr. Larkin), each of which will entitle Mr. Godshall and Mr Larkin respectively to receive one share of common stock in the Company upon vesting of the restricted stock units as set out in this proxy statement;
•	with the exception of Mr. Godshall who has previously been granted 31,428 securities under the Plan in his capacity as Chief Executive Officer and President (as approved by stockholders), no other director or their associates have been issued with securities under the Plan;
•	all of the executive directors are entitled to participate in the Plan; and
•	no loan will be made by the Company in connection with the acquisition of restricted stock units by Mr. Godshall.
The abovementioned 31,428 securities previously granted to Mr. Godshall under the Plan were provided to Mr. Godshall in his capacity as President and Chief Executive of the Company for nil consideration.
Details of any securities issued under the Plan will be published in the Annual Report of HeartWare International, Inc., relating to the period in which securities have been issued together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.
Any additional persons who become entitled to participate in the Plan after Proposal No. 3 is approved and who were not named in this Notice of Annual Meeting will not participate until approval is obtained under ASX Listing Rule 10.14.
If approval is obtained, the restricted stock units will be issued to Douglas Godshall as soon as practicable after the Annual Meeting, and in any case, no later than three years after the Annual Meeting.
Voting exclusion statement:
The Company will disregard any votes cast on Proposal No. 3 by:
•	the executive directors of HeartWare International, Inc.; and
•	any associate of the executive directors of HeartWare International, Inc.
However, the Company need not disregard a vote if:
•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or
•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.
Vote Required and Board of Directors Recommendation
Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote.
The Board of Directors (excluding Douglas Godshall) unanimously recommends a vote “FOR” the approval of Proposal No. 3.

PROPOSAL NO. 4
APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO C. RAYMOND LARKIN, JR.
Our CHESS Depository Interests, or CDIs, each representing one thirty-fifth of a share of our common stock, are listed on the Australian Securities Exchange, or ASX.
ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of 2,250 restricted stock units as described below to C. Raymond Larkin, Jr., a non-executive director of the Company, on the terms set out in this proxy statement.
On October 2, 2008, the Board of Directors of the Company appointed C. Raymond Larkin, Jr. as a non-executive director of the Company and determined to grant him 200,000 options under the HeartWare Limited Employee Share Option Plan subject to the approval of stockholders. Following our redomiciliation and given the proposed acquisition of the Company by Thoratec Corporation (as disclosed on February 13, 2009), the Company proposes to award 2,250 restricted stock units to C. Raymond Larkin, Jr., under the HeartWare International, Inc. 2008 Stock Incentive Plan (“Incentive Plan”). This award of 2,250 restricted stock units under the Incentive Plan is in lieu of the proposed grant of 200,000 options referred to above (and which would have been equivalent to 5,714 restricted stock units). Upon vesting, each restricted stock unit will be settled and Mr. Larkin will receive one share of common stock or equivalent CDIs of the Company in settlement of each vested restricted stock unit pursuant to the terms of the Incentive Plan.
The principal terms of the 2,250 restricted stock units to be granted to C. Raymond Larkin, Jr., are as follows:
(a) Grant Price: There is no consideration payable for the grant of the restricted stock units.
(b) Exercise Price: There is no exercise right under the restricted stock units. Upon vesting, the Company will settle the restricted stock units by delivering one share of common stock of the Company to Mr. Larkin for each vested restricted stock unit. Services performed during the vesting period constitute the consideration for such shares.
(c) Vesting: The restricted stock units to be granted to Mr. Larkin will become vested in four equal annual installments on the first four anniversaries of their grant date subject to Mr. Larkin’s continuous service as a director of the Company through each such anniversary date. In addition, the restricted stock units will immediately vest upon the occurrence of a change in control (as defined in the Incentive Plan) or upon Mr. Larkin’s death prior to settlement.
(d) Termination of Restricted Stock Units: When restricted stock units become vested, they are settled in shares of common stock of the Company and the stock units terminate. Unvested restricted stock units will terminate if Mr. Larkin’s service as a director of the Company ceases before the restricted stock units have become vested, other than under circumstances where such cessation is due to a change in control (as defined in the Incentive Plan) or Mr. Larkin’s death.
As required by ASX Listing Rule 10.15A, the Company discloses the following:
•	C. Raymond Larkin, Jr., is a non-executive director of HeartWare International Inc.;
•	the maximum aggregate number of restricted stock units which may be granted to Mr Godshall and Mr Larkin is 36,535 (being a maximum of 34,285 for Mr. Godshall and a maximum of 2,250 for Mr. Larkin) each of which will entitle Mr. Godshall and Mr Larkin respectively to receive one share of common stock in the Company upon vesting of the restricted stock units as set out in this proxy statement;
•	no directors or their associates have been issued with securities under the Plan;
•	all of the directors are entitled to participate in the Incentive Plan; and
•	no loan will be made by the Company in connection with the acquisition of restricted stock units by Mr. Larkin.

Details of any securities issued under the Incentive Plan will be published in the Annual Report of HeartWare International Inc., relating to the period in which securities have been issued together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.
Any additional persons who become entitled to participate in the Incentive Plan after Proposal No. 4 is approved and who were not named in the Notice of Annual Meeting will not participate until approval is obtained under ASX Listing Rule 10.14.
If approval is obtained, the restricted stock units will be issued to C. Raymond Larkin, Jr., as soon as practicable after the Annual Meeting, and in any case, no later than three years after the Annual Meeting.
Voting exclusion statement:
The Company will disregard any votes cast on this Proposal by:
•	the directors of HeartWare International, Inc.; and
•	any associate of the directors of HeartWare International, Inc.
However, the Company need not disregard a vote if:
•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or
•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.
Vote Required and Board of Directors Recommendation
Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote.
The Board of Directors (excluding C. Raymond Larkin, Jr.) unanimously recommends a vote “FOR” the approval of Proposal No. 4.

EXECUTIVE COMPENSATION
As a “smaller reporting company” we have elected to follow scaled disclosure requirements for smaller reporting companies with respect to executive compensation disclosure. Under the scaled disclosure requirements we are not required to provide a Compensation Discussion and Analysis or certain other tabular and narrative disclosures relating to executive compensation.
Compensation of Named Executive Officers
The following summary compensation table sets forth compensation information for our last two fiscal years ending December 31 2007 and 2008 with regard to (i) our Chief Executive Officer, and (ii) our other two most highly compensated executive officers during fiscal 2008, to whom we refer collectively as the “named executive officers.”
SUMMARY COMPENSATION TABLE
For the Years Ended December 31, 2008 and 2007

							Non-Equity
						Option	Incentive Plan
					Stock Awards	Awards	Compensation		All Other
Name and Principal		Salary	Bonus		(1)	(2)	(3)		Compensation		Total
Position	Year	($)	($)		($)	($)	($)		($)		($)
Douglas Godshall	2008	350,000	—		107,503	668,375	85,000	(4)	—		1,210,878
Chief Executive Officer	2007	350,000	—		—	1,274,759	71,250		—		1,696,009

David McIntyre	2008	225,000	55,000	(5)	54,790	31,648	—		108,000	(7)	474,438
Chief Financial Officer &	2007	225,000	45,000	(6)	6,737	76,202	—		108,000	(7)	460,939
Chief Operating Officer

Jeffrey La Rose	2008	225,000	55,000	(5)	41,093	42,819	—		—		363,912
Chief Scientific Officer	2007	225,000	45,000	(6)	5,052	84,783	—		—		359,835

(1)	Represents compensation expense recognized by us in 2008 and 2007 for financial accounting purposes in accordance with SFAS 123R related to restricted stock unit awards. It does not reflect compensation actually received by the named executive officer. All restricted stock units, or stock awards, are issued with an exercise price of nil. The assumptions made in the valuation of such awards are set forth under Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009. All 2007 amounts were converted into US dollars using the average exchange rate for the fiscal year 2007 of AU$1.00 = US$0.8384. All 2008 amounts were converted into US dollars using the average exchange rate for the fiscal year 2008 of AU$1.00 = US$0.8530.

(2)	Represents compensation expense recognized by us in 2008 and 2007 for financial accounting purposes in accordance with SFAS 123R related to employee stock option awards. It does not reflect compensation actually received by the named executive officer. The assumptions made in the valuation of such awards are set forth under Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009. Option awards were granted with exercise prices in Australian dollars. All 2007 amounts were converted into US dollars using the average exchange rate for the fiscal year 2007 of AU$1.00 = US$0.8384. All 2008 amounts were converted into US dollars using the average exchange rate for the fiscal year 2008 of AU$1.00 = US$0.8530.

(3)	Amounts reported represent a cash incentive compensation award paid in conjunction with the terms of Mr. Godshall’s employment agreement as described below.

(4)	On August 14, 2008, the Company announced that it proposed to seek stockholder approval to grant our Chief Executive Officer, Mr. Godshall, 1.2 million performance rights under the HeartWare Limited Performance Rights Plan. Following redomiciliation, this grant is equivalent to the Company issuing to Mr. Godshall 34,285 restricted stock units (applying a 35:1 ratio) under the HeartWare International Restricted Stock Unit Plan. The Board of Directors proposes to seek such stockholder approval, as required by the listing rules of the Australian Securities Exchange, at its stockholder meeting to be held during mid-2009.

(5)	Represents cash bonus paid on January 2, 2009 as part of Company-wide discretionary bonus program in recognition of the achievement of corporate milestones.

(6)	Represents cash bonus paid on October 31, 2007 as part of Company-wide discretionary bonus program in recognition of the achievement of corporate milestones.

(7)	Includes twelve monthly after-tax payments of approximately US$6,000 (gross cost US$9,000) for the purposes of assisting Mr. McIntyre with the provision of comparative housing, financing of motor vehicles, rental shortfall on his Australian residence and other incremental recurring costs associated with his relocation to the United States.

Employment Agreements and Severance Arrangements
All of our executive officers have employment agreements, including the Chief Executive Officer and the other named executive officers. These contracts do not have a fixed term, and the executives serve on an “at will” basis.
Employment agreements with our named executive officers generally include certain restrictive covenants, including non-competition, non-solicitation, and non-disparagement clauses for the term of their employment and for a period of time after termination of employment. Each named executive officer also has entered into a Proprietary Information, Confidentiality and Inventions Assignment Agreement whereby the named executive officer, amongst other things, assigns all rights, including all intellectual property rights, to us without further compensation.
Below is a summary of each named executive officer’s employment agreement.
Doug Godshall, President, Chief Executive Officer and Executive Director
As Chief Executive Officer, Mr. Godshall is responsible for our day-to-day management, as well as for planning and directing all of our policies, objectives and initiatives.
Key elements of Mr. Godshall’s employment agreement include:
•	Annual salary of $350,000.
•	An annual incentive compensation target award of $75,000 subject to satisfaction of performance criteria agreed upon between Mr. Godshall and the Board of Directors on an annual basis.
•	An annual incentive compensation target award of $75,000 subject to satisfaction of performance criteria agreed upon between Mr. Godshall and the Board of Directors on an annual basis.
•	Full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental.
•	Mr. Godshall is entitled to a period of notice on termination in various circumstances, including where we terminate Mr. Godshall’s employment “without cause”. If Mr. Godshall’s employment is terminated by us without “cause” or by Mr. Godshall for “good reason”, as those terms are defined in his employment agreement, the Company will pay Mr. Godshall’s base salary for a period of 12 months and provide continuation of health benefits for up to 12 months.
•	If Mr. Godshall’s employment is terminated without “cause” or by Mr. Godshall with “good reason”, within 18 months after a “change in control”, as those terms are defined in his employment agreement, the Company shall pay Mr. Godshall a lump-sum payment of two times the sum of his base salary plus his most recent incentive compensation award and provide continuation of health benefits for up to 24 months.
Mr. Godshall’s employment agreement does not include a fixed term. Mr. Godshall does not receive any additional compensation, except as provided above, for his role as an executive director of the Company.

Mr. Godshall’s annual incentive compensation award, targeted at $75,000 for the year ending December 31, 2008, was determined based on whether and to the extent the following criteria have been satisfied:

Criteria	% of Bonus

• Successful completion of initial phase of USE IDE clinical trial.	25%

• Receipt of CE Marking in Europe.	15%

• Advancement of MVAD to next development milestone.	10%

• Implementation of branding and product differentiation strategy.	5%

• Training and stocking of 20 sites in the United States.	10%

• Development of corporate financing opportunities.	25%

• Development of global marketing strategy.	10%
The above objectives for Mr. Godshall were discussed, negotiated and agreed by Mr. Godshall and Mr. Robert Thomas, Chairman of the Company in early 2008. Mr. Thomas provided his initial suggestions on the objectives to Mr. Godshall and then the appropriateness of these objectives, and their respective weightings, were agreed by Mr. Thomas and Mr. Godshall following a series of discussions and communications. The objectives and their respective weightings were then approved by the Board of Directors.
The actual incentive compensation award paid of $85,000, 113% of target, was determined by the Board of Directors in recognition of HeartWare Limited’s extraordinary progress during 2008, including securing state-of-the art Class 100,000 clean room facilities to drive expansion of HeartWare Limited’s manufacturing capabilities, the receipt of ISO 13485 certification for those premises, securing $30 million in capital, the receipt of an Investigational Device Exemption from the US Food and Drug Administration, the commencement of the Company’s first US implants, redomiciliation to the United States, first revenues and the imminent commercialization of HeartWare Limited’s first products in Europe and Australia.
In addition, on December 29, 2008, the Board of Directors determined to pay Mr. Godshall a one-time bonus of $200,000 in recognition of efforts relating to the Company’s future capital raising opportunities, developments in relation to the Thoratec transaction (discussed below) and the Company’s eligibility for a NASDAQ listing. The payment of this additional amount was conditional on the Company listing on the NASDAQ stock market and the securing of additional debt or equity-based financing. These conditions were subsequently met, and the bonus payment was made, in late February 2009.
Also, in February 2009, in connection with (i) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 12, 2009, entered into by HeartWare International, Inc., a Delaware corporation, with Thoratec Corporation, a California corporation (“ Thoratec “), Thomas Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Thoratec, and Thomas Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Thoratec, (ii) a retrospective compensation review, (iii) negotiations with Thoratec and (iv) a view to fostering continued employment, HeartWare, Inc., a Delaware corporation and subsidiary of HeartWare, entered into a retention bonus agreement with Mr. Godshall, (a “ Retention Bonus Agreement “).
Mr. Godshall’s Retention Bonus Agreement provides for the payment of $3,300,000 upon the close of the merger (the “ Closing “), subject to his continued employment through the Closing and his entering into a consulting agreement with Thoratec that has a term of at least three months. In the event that, prior to the Closing, Mr. Godshall’s employment is terminated by us without “cause” or he resigns for “good reason”, as those terms are defined in his employment agreement, the retention bonus, whether vested or unvested, will be paid in full, provided that Mr. Godshall enters into a general release of claims.

David McIntyre, Chief Financial Officer, Chief Operating Officer and Company Secretary
As Chief Financial Officer, Chief Operating Officer and Company Secretary, Mr. McIntyre is responsible for directing our manufacturing, operational, financial, taxation, compliance (non-clinical), legal and company secretarial functions. Mr. McIntyre’s employment agreement does not include a fixed term and may be terminated by either party at will.
Key elements of Mr. McIntyre’s employment agreement include:
•	Annual salary of $225,000 plus a relocation allowance of $108,000 per annum.
•	An annual performance bonus as determined by the Board of Directors in its discretion.
•	Full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental. Mr. McIntyre is also entitled to reimbursement for travel by him and his family to Australia once per year and in the event of a death in their immediate family.
•	Mr. McIntyre is entitled to a period of notice on termination in various circumstances, including where we terminate Mr. McIntyre’s employment without “cause”. If Mr. McIntyre’s employment is terminated by us without “cause” or by Mr. McIntyre for “good reason”, as those terms are defined in his employment agreement, the Company will pay Mr. McIntyre’s base salary for a period of 12 months and provide continuation of health benefits for up to 12 months.
•	If Mr. McIntyre’s employment is terminated by us without “cause” or by Mr. McIntyre for “good reason” within 18 months after a “change in control”, as those terms are defined in his employment agreement, the Company will pay Mr. McIntyre the aggregate of two times his plus the amount of his most recent annual bonus and provide continuation of health benefits for up to 24 months.
•	Upon termination of employment, for any reason, the Company shall reimburse Mr. McIntyre for relocation costs associated with his relocation to Australia including one home-finding trip, actual cost of relocation, up to 60 days of temporary accommodation and living and certain costs related to the purchase of a new home as well as a cash payment equal to one month’s base salary to cover miscellaneous out-of-pocket expenses.
On December 29, 2008 the Board of Directors determined to pay Mr. McIntyre a one-time bonus of $150,000 in recognition of his contributions to the Company’s progress (as described above in relation to Mr. Godshall’s bonus). The payment of this additional amount was conditional on the Company listing on the NASDAQ stock market and the securing of additional debt or equity-based financing. These conditions were subsequently met, and the bonus payment was made, in late February 2009.
Also, in February 2009, in connection with (i) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 12, 2009, entered into by HeartWare International, Inc., a Delaware corporation, with Thoratec Corporation, a California corporation (“ Thoratec “), Thomas Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Thoratec, and Thomas Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Thoratec, (ii) a retrospective compensation review, (iii) negotiations with Thoratec and (iv) a view to fostering continued employment, HeartWare, Inc., a Delaware corporation and subsidiary of HeartWare, entered into a retention bonus agreement with Mr. McIntyre, (a “ Retention Bonus Agreement “).
Mr. McIntyre’s Retention Bonus Agreement provides for payments totaling $2,100,000 that vest and are paid in two equal installments (subject to accelerated vesting that may occur pursuant to termination, resignation, death, or disability). Mr. McIntyre receives his first installment if he remains employed through the close of the merger (the “Closing”) and the second installment on the first anniversary of the Closing, on the condition that he remain employed through that date. In the event that, prior to the Closing, Mr. McIntyre employment is terminated by us without “cause” (as defined by the executive’s employment agreement), he resigns for “good reason” (as defined by the executive’s employment agreement), or he resigns for any reason after six consecutive months of service with Thoratec following the Closing (and provides three months notice from the resignation date), the retention bonus, whether vested or unvested, will be paid in full, provided that Mr. McIntyre enters into a general release of claims.

Jeffrey LaRose, Chief Scientific Officer
As Chief Scientific Officer, Mr. LaRose is responsible for directing and managing the Company’s research and development activities.
Key elements of Mr. LaRose’s employment agreement include:
•	Annual salary of $225,000.
•	An annual bonus award as determined by the Board of Directors in its discretion.
•	Full participation in our employee benefits program, including life and disability insurance (short and long term), health and group dental.
•	Mr. LaRose is entitled to a period of notice on termination in various circumstances, including where we terminate Mr. LaRose’s employment “without cause.” If Mr. LaRose’s employment is terminated by us without “cause” or by Mr. LaRose for “good reason,” as those terms are defined in his employment agreement, the Company will pay Mr. LaRose’s base salary for a period of 12 months and provide continuation health benefits for up to 12 months.
•	If Mr. LaRose’s employment is terminated without “cause” or by Mr. LaRose with “good reason,” within 18 months after a “change in control”, as those terms are defined in his employment agreement, the Company will pay Mr. LaRose a lump-sum payment of two times the aggregate of his base salary plus the amount of his most recent incentive compensation award and provide continuation health benefits for up to 24 months.
Also, in February 2009, in connection with (i) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 12, 2009, entered into by HeartWare International, Inc., a Delaware corporation, with Thoratec Corporation, a California corporation (“ Thoratec “), Thomas Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Thoratec, and Thomas Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Thoratec, (ii) a retrospective compensation review, (iii) negotiations with Thoratec and (iv) a view to fostering continued employment, HeartWare, Inc., a Delaware corporation and subsidiary of HeartWare, entered into a retention bonus agreement with Mr. LaRose (a “ Retention Bonus Agreement “).
Mr. LaRose’s Retention Bonus Agreement provides for payments totaling $1,700,000 that vest and are paid in two equal installments (subject to accelerated vesting that may occur pursuant to termination, resignation, death, or disability). Mr. LaRose receives his first installment if he remains employed through the close of the merger (the “ Closing “) and the second installment on the first anniversary of the Closing, on the condition that he remain employed through that date. In the event that, prior to the Closing, Mr. LaRose’s employment is terminated by us without “cause” (as defined by the executive’s employment agreement), he resigns for “good reason” (as defined by the executive’s employment agreement), or he resigns for any reason after six consecutive months of service with Thoratec following the Closing (and provides three months notice from the resignation date), the retention bonus, whether vested or unvested, will be paid in full, provided that Mr. LaRose enters into a general release of claims.

Equity Awards
The following table summarizes all outstanding equity awards for the named executive officers as of December 31, 2008:
OUTSTANDING EQUITY AWARDS
AT DECEMBER 31, 2008

	Option Awards						Stock Awards
							Equity
				Equity			Incentive
				Incentive			Plan Awards:		Equity Incentive
				Plan Awards:			Number of		Plan Awards:
				Number of			Unearned		Market or Payout
	Number of	Number of		Securities			Shares, Units		Value of Unearned
	Securities	Securities		Underlying	Option		or other		Shares, Units or
	Underlying	Underlying		Unexercised	Exercise		Rights That		Other Rights That
	Unexercised	Unexercised		Unearned	Price	Option	Have Not		Have Not Vested
	Options	Options		Options	(1)	Expiration	Vested		(2)
	(# Exercisable)	(# Unexercisable)		(#)	($)	Date	(#)		(#)
Douglas Godshall (3)	79,732	79,732	(4)		26.67	09/04/16	31,428	(5)	457,240
Chief Executive Officer

David McIntyre	5,458		(6)		14.55	01/31/10	11,428	(7)	166,264
Chief Operating Officer &	5,458		(6)		18.19	01/31/10	11,428	(8)	166,264
Chief Financial Officer	5,458		(6)		24.25	01/31/10
		5,458	(6)		36.37	01/31/10
	21,834		(9)		18.19	11/30/12
	2,856	2,858	(10)		26.67	10/28/16

Jeffrey LaRose	44,000		(6)		4.85	01/31/10
Chief Scientific Officer	16,374	5,460	(6)		12.12	04/27/15
	2,856	2,858	(10)		26.67	10/28/16
							8,571	(7)	124,698
							9,285	(8)	135,086

(1)	The exercise price per the option agreement as converted into US dollars using the exchange rate at December 31, 2008 of AU$1.00 = US$0.6928).

(2)	Represents the number of shares multiplied by the closing market price of the Company’s shares on December 31, 2008 as published by the Australian Securities Exchange (and converted into US$ using the exchange rate at December 31, 2008 of AU$1.00 = US$0.6928).

(3)	The Board of Directors has determined to grant 34,285 restricted stock units to Mr. Godshall with an exercise price of nil. However, the ASX Listing Rules require that all equity grants to Mr. Godshall be first approved by the Company’s stockholders and this approval has not yet been obtained. The Company plans to seek stockholder approval to grant these restricted stock units to Mr. Godshall in mid-2009. As such, the grant is not reflected in the table above.

(4)	Employee stock option award granted on September 27, 2006. The award vests in four equal installments on each anniversary of the date of grant.

(5)	Restricted stock awards granted in May 2008 with an exercise price of nil. The award vests in four equal tranches subject to the achievement of performance criteria related to the Company’s goals and objectives. The tranches are estimated to vest between 16 to 54 months. Any restricted stock units not vested 5 years from the date of grant automatically expire.

(6)	Employee stock option award granted on January 31, 2005. The award vests in four equal installments on each anniversary of the date of grant.

(7)	Restricted stock awards granted in November 2007. The awards vest in four equal tranches subject to the achievement of performance criteria related to the Company’s goals and objectives. The tranches are estimated to vest between 16 to 54 months. Any restricted stock units not vested 5 years from the date of grant automatically expire.

(8)	Restricted stock awards granted in August 2008. The awards vest in three tranches, the first tranche representing 50% of the total and the two subsequent tranches representing 25% of the total. The tranches vest on the achievement of performance criteria related to the Company’s goals and objectives. The tranches are estimated to vest between 22 to 43 months. Any restricted stock units not vested 5 years from the date of grant automatically expire.

(9)	Employee stock option award granted on November 30, 2005. The award vests in two equal installments on each anniversary of the date of grant.

(10)	Employee stock option award granted on October 28, 2006. The award vests in four equal installments on each anniversary of the date of grant.

DIRECTOR COMPENSATION
The following table sets out total compensation for the year ended December 31, 2008 to our non-executive directors. Executive directors do not receive compensation for their service as directors.
DIRECTOR COMPENSATION

						Change in Pension
						Value and
						Nonqualified
	Fees					Deferred
	Earned or				Non-Equity	Compensation
	Paid in	Stock	Option		Incentive Plan	Earnings	All Other
	Cash	Awards	Awards		Compensation	(3)	Compensation	Total
Name and Position	($)	($)	($) (2)		($)	($)	($)	($)
Robert Thomas (1) Chairman	102,360	—	19,699		—	9,212	—	111,572

Seth Harrison, M.D. Deputy Chairman	85,300	—	—		—	7,677	—	92,977

Dr. Christine Bennett (1) Non-executive director	51,180	—	166		—	4,606	—	55,786

Dr. Denis Wade (1) Non-executive director	—	—	166		—	55,786	—	55,786

Robert Stockman Non-executive director	61,184	—	33,333		—	—	—	61,184

Timothy J. Barberich Non-executive director	42,359	—	6,212		—	—	—	42,359

C. Raymond Larkin, Jr. Non-executive director	18,884	—	—	(4)	—	—	—	18,884

(1)	Amounts paid to directors are denominated in AU$ and are converted into US dollars using the average exchange rate for fiscal 2008 of AU$1.00 = US$0.8530.

(2)	Represents compensation expense recognized by us in 2008 and 2007 for financial accounting purposes in accordance with SFAS 123R related to stock option awards. It does not reflect compensation actually received by the Director. The assumptions made in the valuation of such awards are set forth under Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009. Option awards were granted with exercise prices in Australian dollars. All 2007 amounts were converted into US dollars using the average exchange rate for the fiscal year 2007 of AU$1.00 = US$0.8384. All 2008 amounts were converted into US dollars using the average exchange rate for the fiscal year 2008 of AU$1.00 = US$0.8530.

(3)	Statutory contributions of 9% of fees to a superannuation fund (i.e., pension) for Australian directors only. These amounts are paid in AU$ and are converted into US dollars using the average exchange rate for fiscal 2008 of AU$1.00 = US$0.8530.

(4)	On October 2, 2008 and in connection with Mr. Larkin’s appointment as a director, HeartWare Limited announced that it proposed to seek stockholder approval to grant Mr. Larkin 200,000 options under the HeartWare Limited Employee Share Option Plan. Following redomiciliation, this grant is equivalent to the Company issuing Mr. Larkin with 5,714 restricted stock units (applying a 35:1 ratio). However, in light of the proposed acquisition of the Company by Thoratec Corporation (as disclosed on February 13, 2009), and in lieu of the grant aforementioned grant, the Board of Directors proposes to is seeking stockholder approval to award 2,250 restricted stock units to C. Raymond Larkin, Jr., under the HeartWare International, Inc. 2008 Stock Incentive Plan (see Proposal No. 4 above),

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information regarding the Company’s Equity Compensation Plans as of December 31, 2008:

			Number of shares
			remaining available
			for future issuance
	Number of shares to		under equity
	be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding shares
	outstanding options,	outstanding options,	reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders:

HeartWare International, Inc. Employee Stock Option Plan	629,936	$16.89	345,401

HeartWare International, Inc. Restricted Stock Unit Plan	142,846	$0.00	6,154

HeartWare International, Inc. 2008 Stock Incentive Plan	—	N/A	469,140

Equity compensation plans not approved by stockholders:

Non-Plan options	68,438	$18.02	N/A
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Certain Relationships and Related Party Transactions
In July 2008, Apple Tree Partners I., L.P. (“Apple Tree”), our largest stockholder, redeemed a convertible note issued by HeartWare Limited in December 2004 to Apple Tree in the principal amount of AU$1.42 million (US$1.4 million) plus accrued interest of approximately AU$93,000 (US$89,000). As disclosed elsewhere in this proxy statement, Apple Tree Partners I, LP beneficially owns 2,673,965 shares of our common stock, representing 30.2% of our outstanding common stock, and may be deemed our parent.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 31, 2009, information regarding beneficial ownership of shares of our common stock by the following:
each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;
each of our directors;
each of our named executive officers; and
all current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options that are currently exercisable or exercisable within 60 days after the measurement date. This table is based on information supplied by our officers, directors and principal stockholders. Except as otherwise indicated, we believe that the beneficial owners of the shares of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares.
Unless otherwise indicated, we deem shares of common stock subject to options that are exercisable within 60 days of March 31, 2009 to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.
As of March 31, 2009, there were 8,868,102 shares of common stock outstanding.

	Number of
	Shares		Percent of
	Beneficially		Shares
Name and Address of Beneficial Owner	Owned		Outstanding
5% Shareholders
Apple Tree Partners I, L.P.	2,673,965	(1)	30.2%
501 Kings Highway East, E-1 Fairfield, Connecticut 08625

Muneer A. Satter	1,371,428	(2)	15.5%
71 S. Wacker Drive, Suite 500 Chicago, IL 60606

FMR LLC	862,942	(3)	9.7%
82 Devonshire Street Boston, MA 02109

Directors and Named Executive Officers
Robert Thomas	133,486	(4)	1.5%
Dr. Seth Harrison	2,673,965	(5)	30.2%
Dr. Denis Wade	48,608	(6)	*
Dr. Christine Bennett	9,999	(7)	*
Robert Stockman	15,713	(8)	*
Timothy Barberich	2,857		*
C. Raymond Larkin	—		*
Douglas Godshall	90,454	(9)	1.0%
David McIntyre	50,179	(10)	*
Jeffrey LaRose	75,474	(11)	*
All directors and executive officers as a group (15 persons)	3,126,691	(12)	35.3%

*	Indicates less than 1%

(1)	Information based on Schedule 13G/A filed with the SEC on February 10, 2009 by Apple Tree Partners I, L.P. (the “Fund”), Apple Tree Ventures I, LLC, which is the sole general partner of the Fund (the “GP”), and Seth L. Harrison (“Harrison”), the sole managing member of the GP. As the sole general partner of the Fund, the GP may be deemed to own beneficially the reported shares. As the sole managing member of the GP, Harrison may also be deemed to beneficially own these shares.

(2)	Information based on Schedule 13G/A filed with the SEC by Muneer A. Satter on February 17, 2009. Represents shares owned by the following entities of which Muneer A. Satter or a member of his immediate family is the trustee or investment advisor: (i) Muneer A. Satter Revocable Trust, (ii) Satter Children’s Trust, (iii) Satter Family Trust, (iv) Kristen Hayler Hertel Revocable Trust, (v) Gordon and Barbara Anne Hertel Insurance Trust (vi) Albus Satter Insurance Trust (vii) Anne-Carole Wtiort Insurance Trust (vi) Albus Satter Insurance Trust (vii) Anne-Carole Witort Insurance Trust, (viii) Rose Shereen Fuqua Insurance Trust, (ix) Rabi H. Satter Insurance Trust and (x) The Satter Foundation. Mr. Satter expressly disclaims beneficial ownership of all such shares other than as attributed to him as a result of his sole voting and dispositive power of each trust.

(3)	Information based on Schedule 13G filed with the SEC by FMR LLC and Edward C. Johnson 3d on February 17, 2009. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of the reported shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the reported shares. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(4)	Includes 36,117 shares subject to options exercisable within 60 days of March 31, 2009, 61,427 shares held in trust and 17,142 shares held by Mr. Thomas’ spouse. Mr. Thomas disclaims beneficial ownership of shares held by his spouse.

(5)	Represents shares held by Apple Tree Partners I, L.P., the Company’s largest shareholder. Dr. Harrison is Managing General Partner in Apple Tree Partners I, L.P. Dr. Harrison disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(6)	Represents 41,466 shares held by a family trust and 7,142 shares subject to options exercisable within 60 days of March 31, 2009.

(7)	Includes 7,142 shares subject to options exercisable within 60 days of March 31, 2009.

(8)	Includes 1,428 shares subject to options exercisable within 60 days of March 31, 2009.

(9)	Includes 87,589 shares subject to options exercisable within 60 days of March 31, 2009.

(10)	Represents 49,379 shares subject to options exercisable within 60 days of March 31, 2009 and 800 shares held by Mr. McIntyre’s spouse.

(11)	Represents shares subject to options exercisable within 60 days of March 31, 2009.

(12)	Includes 289,799 shares subject to options exercisable within 60 days of March 31, 2009.
As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 26, 2009, we entered into an Agreement and Plan of Merger with Thoratec Corporation and two of its subsidiaries on February 12, 2009. If the merger contemplated by such agreement is consummated, a change in control of the Company will result.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of our Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that all SEC filings of our directors, executive officers and beneficial owners of greater than ten percent complied with Section 16 of the Exchange Act, except that Apple Tree Partners I, L.P. and Dr. Seth Harrison filed a Form 4 one day late.
STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING
A stockholder proposal, whether or not intended for inclusion in our proxy materials, may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than February 12, 2010.
TRANSACTION OF OTHER BUSINESS
At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the annual meeting to be held on July 30, 2009 (Australian Eastern Standard Time) other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HEARTWARE INTERNATIONAL, INC.
The undersigned, a stockholder of HeartWare International, Inc., a Delaware corporation (the “Company”), does hereby appoint:

Name of proxy
or failing the individual or body corporate named, or if no individual or body corporate is named, Douglas Godshall and David McIntyre and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at The Westin Sydney, 1 Martin Place, Sydney, New South Wales 2000, Australia, on July 30, 2009, at 9:00 A.M., Australian Eastern Standard Time (being 7:00 P.M. on July 29, 2009 (U.S. Eastern time)), and at any adjournments or postponements thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxy holders will vote for election of a substitute nominee proposed by management.

☐	If Douglas Godshall is appointed as your proxy, or may be appointed by default and you do not wish to direct your proxy how to vote as your proxy in respect of Proposals 3 and 4, please place a mark in the box.

☐	By marking this box, you acknowledge that Douglas Godshall may exercise your proxy even if he has an interest in the outcome of the Proposals and that votes cast by Douglas Godshall for those Proposals will be disregarded because of that interest.

☐	If you do not mark this box, and you have not directed your proxy how to vote, Douglas Godshall will not cast your votes on Proposals 3 and 4 and your votes will not be counted in calculating the required majority if a poll is called on Proposals 3 or 4.
The undersigned hereby instructs said proxy holders or their substitutes:

1.	To elect a class of two directors to hold office until our annual meeting of stockholders to be held in 2012 and until his or her successor is duly elected and qualified:

	Christine Bennett	☐ FOR	☐ WITHHELD

	Denis Wade	☐ FOR	☐ WITHHELD

2.	To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2009.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve the grant of 34,285 restricted stock units to Douglas Godshall on the terms set out in the accompanying proxy statement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To approve the grant of 2,250 restricted stock units to C. Raymond Larkin, Jr., on the terms set out in the accompanying proxy statement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN
(continued, and to be signed on reverse side)

(continued from other side)
THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 and 4.
THE BOARD OF DIRECTORS (excluding Douglas Godshall and C. Raymond Larkin, Jr., who have abstained from making a recommendation on Proposal 3 and 4 respectively due to their personal interest in these proposals) RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3 and 4.

Please sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles.

Dated:	,	2009

Signature(s)
Please promptly sign, date and return the proxy card to Computershare Trust Company, N.A., P.O. Box 43070, Providence RI 02940-3070 USA.